Exhibit 99(c) (4)
Strictly Private and Confidential Presentation to the Board of Directors Regarding: Project KENT September 5, 2006
SADLER O’NEILL + PARTNERS, L.P.
New York – Atlanta — Boston — Chicago — San Francisco

GENERAL INFORMATION AND LIMITATIONS This presentation, and the oral or video presentation that supplements it, have been developed by and are proprietary to Sandler O’Neill & Partners, L.P. and were prepared exclusively for the benefit and internal use of the recipient. Neither the printed presentation nor the oral or video presentation that supplements it, nor any of their contents, may be reproduced, distributed or used for any other purpose without the prior written consent of Sandler O’Neill & Partners, L.P. The analyses contained herein rely upon information obtained from the recipient or from public sources, the accuracy of which has not been verified, and cannot be assured, by Sandler O’Neill & Partners, L.P. Moreover, many of the projections and financial analyses herein are based on estimated financial performance prepared by or in consultation with the recipient and are intended only to suggest reasonable ranges of results. Finally, the printed presentation is incomplete without the oral or vide o presentation that supplements it. Sandler O’Neill & Partners, L.P. prohibits employees from offering, directly or indirectly, favorable research, a specific rating or a specific price target, or offering or threatening to change research, a rating or a price target to a company as consideration or inducement for the receipt of business or compensation. The Firm also prohibits research analysts from being compensated for their involvement in, or based upon, specific investment banking transactions. Sandler O’Neill & Partners, L.P. is a limited partnership, the sole general partner of which is Sandler O’Neill & Partners Corp., a New York corporation. Sandler O’Neill & Partners, L.P. is a registered broker-dealer and a member of the National Association of Securities Dealers, Inc. Sandler O’Neill Mortgage Finance Corp. is a indirect subsidiary of Sandler O’Neill & Partners Corp. This material is protected under applicable copyright laws and does not carry any rights of publication or disclosure.
SADLER O’NEILL + PARTNERS, L.P.
SANDLER O’NEILL + PARTNERS, L.P.

Presentation to the Board of Directors I.Proposal Background II. Update on KENT III. Preliminary Valuation Analysis IV. Process Considerations
SADLER O’NEILL + PARTNERS, L.P.
SANDLER O’NEILL + PARTNERS, L.P.

I.Proposal Background
SANDLER O’NEILL + PARTNERS, L.P.

Proposal Background

Summary Terms of the Proposal

Seller:	KENT
Buyer:	LANE
Transaction Structure:	Acquisition of: (i) the assets of the Corporate Solutions Group ("CSG"); or (ii) the outstanding common stock of KENT, including the securitization debt outstanding, the revolving credit, and the trust preferred debt associated with CSG. Immediately prior to LANE's purchase of the outstanding KENT common stock, a group including members of KENT Management (the "OBS Buyers") will purchase the Other Business Segments ("OBS") and assume any outstanding debt associated with OBS.
Purchase Price:	Equal to the 40-day rolling average of KENT's closing price per share prior to the announcement of the proposed Transaction, plus a premium of 33% ("Purchase Price"). The Purchase Price will not be less than $14.00 per share or more than $17.00 per share; provided that, if the sum of the Purchase Price plus Management Separation Costs (as defined below) associated with CSG is greater than $17 per share, then the Purchase Price will be reduced.
Options:	Vested stock options, including stock options triggered by change in control provisions, will be cashed out. The cost to cash out options outstanding as of the signing date will be allocated between LANE and KENT depending on whether the employee is part of CSG.
Management Separation Costs:	Assumed to be costs under any and all employment agreements, bonus plans, phantom stock plans, stock option plans or similar compensation arrangements or other agreements with change-of-control provisions. LANE will assume and pay Management Separation Costs for employees associated with CSG that are reasonable and customary. The OBS Buyers will be responsible for the Management Separation Costs not associated with CSG.
Financing:	LANE would pay cash from available funds or funds obtained from its ultimate parent. The OBS Buyers will be required to obtain funding for the OBS in a form satisfactory to LANE.
Transition Services:	A Transition Agreement will also be required (anticipated transition period of 18-24 months). The scope of the services to be provided to LANE by the OBS Buyers, and to the OBS Buyers to LANE, will be determined in due diligence.

5

SANDLER O'NEILL + PARTNERS, L.P.

Proposal Background Summary Terms of the Proposal (Continued) Exclusivity: KENT cannot, directly or indirectly, (i) solicit, initiate or encourage the submission of any other acquisition proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any other acquisition proposal; provided that KENT can engage in discussions or furnish information i n response to an unsolicited acquisition proposal that the KENT Board determines in good faith to be a superior proposal. Due Diligence: Subject to satisfactory completion of due diligence by LANE. Expenses: Each party is responsible for its own expenses. Termination of Letter: 5:00 p.m., New York City time, on Friday, September 8, 2006; or if the parties have not executed definitive agreements within 60 days.
SANDLER O’NEILL + PARTNERS, L.P.

Proposal Background Discussion Points Price: LANE is unwilling to consider any change to its price formulation. Structure: LANE would prefer not to own OBS at anytime; however, LANE is willing to consider a closing of the sale of OBS immediately following the acquisition of KENT, rather than immediately before. LANE is unwilling to enter into an agreement to acquire KENT without an agreement to sell OBS. Options: The cost of cashing out stock-based compensation plans as of the signing date would be allocated between LANE and KENT depending on whether the employee is part of CSG. Taxes on Sale of OBS: An amount will be set aside by LANE to pay any taxes on this sale, reducing cash paid to KENT shareholders. Exclusivity: LANE continues to require exclusivity. Fees and Expenses: All fees and expenses of KENT will be borne by KENT and its shareholders. Standstill: LANE is willing to enter into an agreement to not acquire additional shares during the pendency of discussions and for a period of time thereafter. Due Diligence: LANE will not agree to pay a fee to KENT if LANE terminates discussions following due diligence. LANE’s position is that previous discussions were terminated not because of due diligence but because of the adverse movement in KENT’s stock price. LANE will agree to a narrow time frame for their diligence review and will attempt to conduct as much diligence as is possible electronically.
SANDLER O’NEILL + PARTNERS, L.P.

Proposal Background Calculation of Purchase Price The price to be received by KENT shareholders will be determinedas follows: 1.The price to be paid by LANE for CGS is determined as follows: a.40-trading day average closing stock price at signing, plus 33% premium; multiplied by b.The number of primary shares of KENT outstanding 2.This aggregate amount is subject to a minimum of $14.00 per share 3.This aggregate amount, plus the cost of cashing out stock-based compensation plans held by CSG employees outstanding at the signing, plus the Management Separation Costs assumed by LANE is subject to a maximum of $17.00 per share. 4.The purchase price for the OBS is added to this amount 5.This total is then reduced by amounts that will have to be borneby KENT out of the proceeds of both transactions: a.All other Management Separation Costs; b.Fees and expenses of KENT for the transaction; c.Taxes payable by KENT on the sale of the OBS; and d.The remainder of the amount required to meet KENT stock-based compensation plans There are other assets and liabilities of KENT which will have an impact on value but are not yet reflected in the following analysis As this data is further developed, the valuation may change, positively or negatively, as the case may be
SANDLER O’NEILL + PARTNERS, L.P.

Proposal Background Calculation of Purchase Price
Price Range KENT 40-Trading Day Average Stock Price (through 9/1/06): $11.90 33% Premium: $3.93 Per Share Range: $14.00 $15.83 $17.00 Outstanding KENT Shares: 17.66 17.66 17.66 Aggregate Value: $247.3 $279.6 $300.3 Plus Value of stock based plans: 1.1 1.4 1.6 Management Separation Costs borne by LANE (1) (5.1) (5.1) (5.1) Net Payment by LANE: 248.4 281.0 296.8 Price to be Paid for OBS (2) 35.0 35.0 35.0 Less Value of stock based plans: (8.1) (10.1) (11.1) Less Other Management Separation Costs: (10.0) (10.0) (10.0) Less Fees and Expenses: (4.5) (4.5) (4.5) Less Taxes on Sale of OBS: 0.0 0.0 0.0 Aggregate Amount: $260.9 $291.5 $306.2 Per Share for Stock and Options: $14.77 $16.50 $17.34
Notes: (1) LANE will assume all Management Separation Costs unless the aggregate amount of the purchase price plus Management Separation Costs exceeds $17 per share (2) Assumes excess cash at KENT is equal to debt not to be assumed by LANE
SANDLER O’NEILL + PARTNERS, L.P.

Proposal Background Proposal Statistics
Stock Price Premiums at a $14.77, $16.50, and $17.34 per Share Purchase Price $14.77 per Share $16.50 per Share $17.34 per Share Purchase Price Purchase Price Purchase Price Stock Price Premium (%) Premium (%) Premium (%) Closing Price (September 1, 2006) $ 12.74 15.9% 29.5% 36.1 % Closing Price (1-month prior) 11.54 28.0 43.0 50.2 52-week high (September 30, 2005) 16.83 -12.2 -2.0 3.0 52-week low (March 9, 2006) 10.52 40.4 56.9 64.8 40-trading day average 11.90 24.1 38.6 45.7 Year-to-date average 12.35 19.6 33.6 40.4
SANDLER O’NEILL + PARTNERS, L.P.

Proposal Background Proposed Purchase Price Per Share Range
$19.00
$18.00
$17.00 Proposed Purchase $16.00 Price Range: $14.77 -$17.34 $15.00
$14.00
$13.00 Stock Price on 9/1/06: $12.74 $12.00
$11.00
$10.00 Sep-05 Oct-05 Dec-05 Feb-06 Apr-06 Jun-06 Aug-06
40-Trading Day Rolling Average Stock Price Stock Price
Source: FactSet SANDLER O’NEILL + PARTNERS, L.P.

Proposal Background

Proposal Multiples at $14.77, $16.50 and $17.34 per Share

(Dollars in millions; except per share values)

	Value	$14.77 per Share Purchase Price		$16.50 per Share Purchase Price		$17.34 per Share Purchase Price	
		Deal Value Multiple	Enterprise Value Multiple	Deal Value Multiple	Enterprise Value Multiple	Deal Value Multiple	Enterprise Value Multiple
Last twelve months ended 6/30/2006:							
Revenue	$ 274.3		2.0 x [1]		2.1 x [1]		2.2 x [1]
EBITDA	55.3 [2]		9.8 [1]		10.4 [1]		10.7 [1]
Earnings	7.5 [2]	34.7 x		38.7 x		40.7 x	
Cash Earnings	22.8 [2]	11.5		12.8		13.5	
Book Value	271.9	0.96		1.07		1.13	
2006 Estimated:							
Revenue – Management	$ 287.2 [3]		1.9 x [1]		2.0 x [1]		2.1 x [1]
EBITDA – Management	54.7 [3]		10.0 [1]		10.5 [1]		10.8 [1]
Net Income – Management	10.7 [3]	24.5 x		27.3 x		28.7 x	
Cash Earnings – Management	25.7 [3]	10.2		11.3		11.9	
Earnings per Share – First Call	0.40 [4]	36.9		41.3		43.3	
2007 Estimated:							
Earnings per Share – First Call	$ 0.77 [4]	19.3 x		21.6 x		22.7 x	

(1) Based on enterprise value. Enterprise value equals deal value plus non-recourse debt at 6/30/06 of $245.8MM, recourse debt at 6/30/06 of $6.8MM, $45 million of trust preferred debt and less restricted and non-restricted cash at 6/30/06 of $14.1MM

(2) Excludes one-time expense of $0.2MM related to the Human Capital Practice reorganization in 2005

(3) Based on Management Earnings Projections as of 8/29/06

(4) Based on FirstCall estimates as of 9/1/06

12

SANDLER O'NEILL + PARTNERS, L.P.

Proposal Background Tax Analysis in the Event of an Asset Sale of CSG
Price Range KENT 40-Trading Day Average Stock Price (through 9/1/06): $11.90 33% Premium: $3.93 Per Share Range: $14.00 $15.83 $17.00
Purchase Price for CSG $247.3 $279.6 $300.3 Tax Basis 130.4 130.4 130.4 Taxable Gain 116.9 149.2 169.9 Taxes @ 35.00% 40.9 52.2 59.5 Net Proceeds $206.4 $227.4 $240.8
Per Share Proceeds $11.68 $12.87 $13.63
SANDLER O’NEILL + PARTNERS, L.P.

II.Update on KENT
SANDLER O’NEILL + PARTNERS, L.P.

Update on KENT

Summary Market Statistics

(Dollars in millions, except per share data)

Current Market Statistics	
Current share price (9/1/2006)	$12.74
52-week high / low	$16.83 / $10.52
Shares outstanding	17.7
Market capitalization	$225.0
Net Debt(1)	283.6
Enterprise value	508.6
Average daily volume (shares)	65,801

EPS	LTM	2006 Projected (3)	Est 2006 (4)	Est 2007 (4)
Earnings Per Share	$0.41 (2)	$0.60 (4)	$0.40	$0.77
Price / EPS	31.4x	21.4x	31.9x	16.7x
Cash Earnings Per Share	$1.27	$1.45		
Price / Cash EPS	10.0x	8.8x		

EBITDA Calculation	LTM	2006 Projected (3)
Income before Taxes	$13.1 (2)	$18.0
Interest	22.0	21.7
Depreciation & Amortization	20.2	15.0
EBITDA	$55.3	$54.7
Enterprise Value / EBITDA	9.2x	9.3x

Source: Company reports, Bloomberg

(1) Based on enterprise value. Enterprise value equals deal value plus non-recourse debt at 6/30/06 of $245.8MM, recourse debt at 6/30/06 of $6.8MM, $45 million of trust preferred debt and less restricted and non-restricted cash at 6/30/06 of $14.1MM

(2) Excludes one-time expense of $0.2MM related to the Human Capital Practice reorganization in 2005

(3) Based on Management Earnings Projections as of 8/29/06

(4) Based on FirstCall estimates as of 9/1/06

Revenues by Segment (LTM ended 6/30/2006)



Federal Policy Group 4%
Corporate/CSI 3%
Pearl Meyer & Partners 12%
Healthcare Group 14%
Corporate Solutions 67%

Total Revenue = $274.3 million

Source: Company filings

15

SANDLER O'NEILL + PARTNERS, L.P.

Update on KENT KENT Summary Financial Statements (Dollars in thousands; except per share data)
Summary Balance Sheet Summary Income Statement June 30, December 31, Projected Actual 2006 2005 2006(1) 2005
Cash and cash equivalents $6,205 $5,077 First year revenues $149,738 $130,975 Restricted cash 7,889 7,799 Renewal revenues 137,473 142,831 Total intangible assets 577,037 582,544 Total Revenues 287,211 273,806 Other assets 74,378 79,093 Total Assets $665,509 $674,513 Total commission expense (60,199) (53,024) Total operating expense (172,315) (168,285) Recourse debt $6,830 $5,728 Non-recourse debt 245,837 254,595 Total EBITA $54,697 $52,497 Trust preferred debt 45,000 45,000 Total Debt $297,667 $305,323 Amortization of acquisition costs (15,027) (15,407) Operating Income 39,670 37,089 Total Liabilities $393,657 $404,495 Interest & other income (21,682) (19,842) Pre-tax income 17,988 17,247 Total Stockholders’ Equity $271,852 $270,018 Income tax (7,321) (6,472) Net Income $10,667 $10,775 Source: Company filings Diluted shares outstanding 17,877 18,241 Note: As of 8/31/06, KENT had $241.2 million in securitization debt, $45.0 million in trust preferred debt, $2.4 million in Phynquedebt, and $11.7 million of revolving credit Earnings Per Share $0.60 $0.59 facility debt ($8.4 million of which was related to Baden Retirement Plan Services). KENT also had between $4 million and $5 million of restricted cash and Adjusted Earnings per Share $0.60 $0.59 (2) $5 and $6 million of non-restricted cash as of 8/31/06 (1) Based on Management Earnings Projections as of 8/29/06 (2) Excludes one-time expense of $0.2MM related to the Human Capital Practice reorganization in 2005
SANDLER O’NEILL + PARTNERS, L.P.

Update on KENT Stock-Volume Analysis for the Last Twelve Months Ended 9/1/06
11.9% 7.3% 2.9%
-20.9%
Insurance Brokers = NFP, MMC, AOC, WSH, AJG, BRO, HRH, HBG, USIH Consultants and Business Services = HEW, WW, CEN, CBIZ
SANDLER O’NEILL + PARTNERS, L.P.

Update on KENT Stock-Volume Analysis Since IPO Price and Volume Since-IPO Trading Distribution $32.00 2,600,000 $30.00 2,400,000 30% $28.00 2,200,000 25.3% $26.00 2,000,000 25% 21.3% $24.00 1,800,000 20.6% 20.7% $22.00 1,600,000 20% $20.00 1,400,000 $18.00 1,200,000 15% $16.00 1,000,000 $14.00 800,000 10% 8.5% $12.00 600,000 $10.00 400,000 5% 3.2% $8.00 200,000 0.0% $6.00 0 0% 8/19/98 4/07/00 11/30/01 07/02/03 01/31/05 08/31/06 $0.00 to$7.31 to $9.48 to$11.65 to $13.83 to $16.00 to $7.31 $9.48 $18.17 $11.65 $13.83 $16.00 $18.17 Reported Vol. = 106,322,564 and up Stock Price Volume Less -42.6% -25.6% -8.525% +8.5% to +25.6% toGreater Than Than to — to — to +8.525% of Shares Traded / Shares Outstanding = -42.6% 25.6% 8.5% today’s +25.6% +42.6% +42.6% 601.95% price of $12.74
Cumulative Distribution of Volume Comparative Price Appreciation 350% 98.7% 100.0% 100% 92.9% 300% 90% 84.1% 80% 250% 70% 200% 60% 54.5% 37.7% 50% 150% 20.3% 40% 19.4% 100% 30% 20% 13.9% 50% 10% -93.2% 0.1% 0% 0% 8/19/1998 8/22/2000 8/26/2002 8/27/2004 8/31/2006 $9.60 up to up to up to to up to up to up to CLK S&P 500 Insurance Brokers Consulting and Business Services $12.80 $16.00 $19.20 $22.40 $25.60 $28.80 $32.00 Insurance Brokers = NFP, MMC, AOC, WSH, AJG, BRO, HRH, HBG, USIH Note: Histogram report ranges are defined using the average of the high Consultants and Business Services = HEW, WW, and low prices of the current day, not closing price. CEN, CBIZ
SANDLER O’NEILL + PARTNERS, L.P.

Update on KENT History of Forward Multiples Stock Price Performance $35.00
$30.00
$25.00
$20.00 Price / Forward EPS statistics(1) High (July 2006) 30.2 x $15.00 Average 15.5 Low (March 2003) 9.7 $10.00 September 1, 2006 31.9 $5.00
$0.00 Aug-01 Feb-02 Aug-02 Feb-03 Aug-03 Feb-04 Aug-04 Feb-05 Aug-05 Feb-06 Aug-06
Price / Forward EPS 35.0x
30.0x
25.0x
20.0x
15.0x
10.0x
5.0x
0.0x Aug-01 Feb-02 Aug-02 Feb-03 Aug-03 Feb-04 Aug-04 Feb-05 Aug-05 Feb-06 Aug-06 Source: FactSet (1) Forward EPS is based on FirstCall estimates
SANDLER O’NEILL + PARTNERS, L.P.

Update on KENT Equity Research Analyst Coverage
Earnings Estimate Broker Analyst Rating Price Target 2006E 2007E Barrington Research Hutchison Outperform $16.00 $0.47 $0.86 Keefe, Bruyette & Woods Lipponen Market Perform 13.00 0.33 0.67 Matrix USA Feinseth Sell NA NA NA Stephens Inc. Fisken Overweight NA 0.54 0.80 I/B/E/S Mean $14.50 $0.40 $0.77 I/B/E/S Median 14.50 0.40 0.77 Source: Bloomberg as of September 1, 2006 NA — Not available Estimate in gray has not been updated and is excluded from I/B/E/S mean and median
SANDLER O’NEILL + PARTNERS, L.P.

Update on KENT Quarterly Earnings Results
$0.65
$0.57 $0.55
$0.50 $0.49 $0.48
$0.37
$0.27 $0.26 $0.23 $0.23 $0.17 $0.18 $0.19 $0.16 $0.16 $0.15 $0.13 $0.11 $0.11 $0.10 $0.11 $0.09 $0.07 $0.08 $0.08 $0.06 $0.04 $0.02 $0.01 $0.01
4Q ‘98 4Q ‘99 4Q ‘00 4Q ‘01 4Q ‘02 4Q ‘03 4Q ‘04 4Q ‘05
Source: Company Filings
SANDLER O’NEILL + PARTNERS, L.P.

Update on KENT Difference from Street Estimates
130%
110%
90%
70% “Beat” Consensus 50% 30%
10%
-10%4Q ‘98 4Q ‘99 4Q ‘00 4Q ‘01 4Q ‘02 4Q ‘03 4Q ‘04 4Q ‘05 -30% “Missed” Consensus -50%
-70%
-90%
Source: FactSet
SANDLER O’NEILL + PARTNERS, L.P.

III.Preliminary Valuation Analysis
SANDLER O’NEILL + PARTNERS, L.P.

Preliminary Valuation Analysis Selected Comparable Publicly-Traded Companies (Dollars in millions; expect per Share Data) 9/1/06 % of Market Price Enterprise Value Div. Company Ticker Price LTM HighLTM Low Value LTM EPS 2006E EPS 2007E EPS Book LTM EBITDA LTM Revenue Yield Life Broker National Finl Partners(1)(2)NFP $36.66 62% 105% $1,388 24.7x 13.8x 11.3x 2.02x 9.7x 1.3x 1.64% Property & Casualty Brokers Marsh & McLennan(3) MMC $26.30 79% 106% $14,475 22.0x 16.6x 14.6x 2.41x 10.6x 1.6x 2.59% Aon Corporation(4) AOC 34.11 81% 114% 10,727 15.5 14.3 12.5 1.99 8.8 1.3 1.76% Willis Group(1) WSH 36.43 94% 116% 5,740 18.3 16.4 13.9 4.19 11.6 2.8 2.53% Brown & Brown BRO 29.85 85% 127% 4,163 25.4 24.0 20.9 4.90 13.4 5.2 0.67% Arthur J. Gallagher(5) AJG 26.77 84% 109% 2,602 16.6 18.1 15.5 3.25 12.5 1.7 4.48% Hilb, Rogal & Hamilton(6) HRH 43.04 99% 122% 1,535 19.3 18.0 15.8 2.66 10.8 2.2 1.12% Hub International(7) HBG 28.94 100% 132% 1,136 20.0 17.3 14.6 1.79 10.9 2.3 0.97% U.S.I. Holdings USIH 13.30 82% 111% 773 26.1 11.3 10.1 1.81 9.8 1.9 0.00% Corporation(1)(8) Median 19.6 16.9 14.6 2.54 10.8 2.1 1.44% Consulting Services/Benefits Outsourcing Ceridian Corporation CEN $24.19 93% 120% $3,362 23.7x 21.6x 18.7x 2.71x 10.6x 2.2x 0.00% Hewitt Associates HEW 22.44 74% 111% 2,482 34.0 NM 16.8 2.03 6.7 0.9 0.00% Watson Wyatt(9) WW 39.76 99% 157% 1,685 19.7 18.1 16.4 2.60 8.7 1.2 0.75% BISYS Group(11) BSG 10.48 66% 113% 1,262 14.4 20.2 18.4 1.71 6.0 1.4 0.00% Century Business CBIZ 7.76 87% 168% 532 28.1 22.2 19.9 2.35 11.0 1.0 0.00% Services(12) Median (10) 23.7 21.6 17.8 2.47 9.7 1.1 0.00% All Companies Median (10) 20.0 17.6 15.5 2.41 10.6 1.7 0.97% KENT(13) CLK $12.74 76% 121% $225 31.4x 31.9x 16.7x 0.83x 9.2x 1.9x 1.88%
Source: FirstCall (FC), FactSet, Bloomberg and SEC Filings. (1) All EPS estimates are on a There are no GAAP EPS estimates for NFP, WSH or cash basis. USIH (2) Excludes any gains or losses on the sale of subsidiaries (3) MMC LTM 6/30/06 results are equal to reported results plus $250 million related to restructuring, regulatory and other one time charges. Charges have been tax effected using a 33% tax rate (4) AOC LTM 6/30/06 results are equal to reported results plus $182 million for provision for NY and other state settlements, restructuring charges, gain on sale of Cambridge preferred stock and a loss on Endurance warrants, tax effected at a 35% tax rate (5) AJG LTM 6/30/06 results are equal to reported results plus $40 million associated with litigation, claims handling obligations, investment gains and pension plan curtailment gain, tax effected at 21% (6) HRH LTM 6/30/06 results are equal to reported results plus $36 million for regulatory charges, severance charges and integration charges less non-operating gains, tax effected at 40% (7) HBG LTM 6/30/06 results are equal to reported results plus $19 million for Talbot compensation expense less gain on disposal of subsidiaries, property, equipment and other assets; tax effected at 34% (8) USIH LTM 6/30/06 results are equal to reported results plus $6 million for margin improvement plan expenses, acquisition integration expenses and loss on early extinguishment of debt, tax effected at a 43% t (9) Does not include non-operating loss (10) BISYS is excluded from all mean and median statistics because the company has not made its last two regulatory filings (11) Excludes restructuring and impairment charges, litigation costs and regulatory settlements and investment gains (12) Excludes any gains or losses on the sale of subsidiaries (13) Excludes human capital reorganization 24 expense
SANDLER O’NEILL + PARTNERS, L.P.

Preliminary Valuation Analysis

Comparable Acquisitions

(Dollars in millions)

Insurance Brokers (Enterprise Value > $100MM)

Ann Date	Buyer Name	Target Name	Consideration Paid	Enterprise Value	Revenue	EBITDA	EV/ Revenue	EV/ EBITDA
Mar-06	Hub International	Citizen Financial's Ins. Broker Units	Cash	$ 105	$ 45	NA	2.33 x	NA
Feb-05	Brown and Brown	Hull & Company	Cash	175	63	NA	2.78	NA
Sep-04	USI Holdings	Summit Global Partners[1][2]	Cash, Stock	124	66 $	13	1.88	9.4 x
Mar-04	Hub International	Talbot Financial Corp.	Cash	145	105	18	1.38	8.2
Nov-03	BB&T Corporation	McGriff Seibels & Williams Inc.	Cash and Stock	391	157	35	2.49	11.3
Sep-02	Clark/Bardes, Inc.	Long, Miller & Associates, LLC	Cash and Stock	399	66	42	6.06	9.4
May-02	Hilb, Rogal and Hamilton	Hobbs Group LLC	Cash and Stock	273	95	23	2.87	11.9
Dec-01	Greater Bay Bancorp	ABD Insurance & Financial Services, Inc.[3]	Cash and Pref Stock	201	99	22	2.03	9.1
Apr-01	Benfield Greig Group Plc	E.W. Blanch Holdings, Inc.	Cash	215	199	18	1.08	11.7
Mar-01	Wells Fargo	Acordia	Cash	500	400	57	1.25	8.7
Jan-01	Hub International	Kaye Group Inc.	Cash	120	78	16	1.53	7.6
						Mean	2.33 x	9.7 x
						Median	2.03	9.4

Consulting and Business Services Companies

Ann Date	Buyer Name	Target Name	Consideration Paid	Enterprise Value	Revenue	EBITDA	EV/ Revenue	EV/ EBITDA
Mar-05	Affiliated Computer Services	Mellon Financial's HR Consulting and Outsourcing Businesses[4]	Cash	$ 405	$ 660	$ 59	0.61 x	6.8 x
Jan-05	Watson Wyatt & Company	Watson Wyatt LLP[5][6]	Cash and Stock	550	436	NA	1.26	NA
Jun-04	Hewitt Associates, Inc.	Exult, Inc.	Stock	688	466	30	1.48	23.1
May-04	Marsh McLennan Companies	Kroll, Inc.	Cash	1,679	547	110	3.07	15.2
Dec-03	Manpower	Right Management Consulting	Stock	488	477	84	1.02	5.8
Sep-02	Kroll, Inc.	Zolfo Cooper	Cash and Stock	153	61	35	2.50	4.4
Feb-01	AON Corp.	ASI Solutions Inc.	Stock	115	84	14	1.37	8.1
						Mean	1.62 x	10.6 x
						Median	1.37	7.5

All Transactions

						Mean	2.05 x	10.0 x
						Median	1.70	9.1
Purchase Price of $14.77 per share								
	LANE	KENT	Cash	$ 544	$ 274	$ 55	1.99 x	9.8 x
Purchase Price of $16.50 per share								
	LANE	KENT	Cash	$ 575	$ 274	$ 55	2.10 x	10.4 x
Purchase Price of $17.34 per share								
	LANE	KENT	Cash	$ 590	$ 274	$ 55	2.15 x	10.7 x

Source: SNL, Company filings, news runs
(1) Estimate of 20% EBITDA margin based on USI Holdings management conference call
(2) Revenues are annualized, based on press release disclosure
(3) Transaction information from Greater Bay's presentation "Highlights for the Investment Community," dated December 19, 2001
(4) Assumes the operating margin is 6.5% as estimated in a research report and assumes the depreciation and amortization margin is 2.5%
(5) Watson Wyatt & Company owned 20% of Watson Wyatt LLP and purchased the remaining 80% in this transaction
(6) The enterprise value used for the revenue multiple is adjusted to $550 million to represent a 100% purchase of Watson Wyatt LLP as disclosed by company management

25

SANDLER O'NEILL + PARTNERS, L.P.

Preliminary Valuation Analysis Premiums Paid Analysis
Market Premium Median Premium Paid Over 1-Day 1-Month All Industries from 2005 to Current (Deal Size between $250MM and $750MM) 13.8% 17.0% All Financial Services Transactions from 2005 to Current (Deal Size between $250MM and $750MM) 20.5% 22.1% All Insurance Transactions From 2000 to Current 15.8% 23.7%
Purchase Price of $14.77 per share LANE/KENT 15.9% 28.0%
Purchase Price of $16.50 per share LANE/KENT 29.5% 43.0%
Purchase Price of $17.34 per share LANE/KENT 36.1% 50.2%
LANE/KENT premium numbers are based on the closing price of $12.74 on September 1, 2006 Source: SNL, Thomson Financial
SANDLER O’NEILL + PARTNERS, L.P.

Preliminary Valuation Analysis Discount Rate Analysis
(Dollars in millions except per share data)
Beta Debt / Company Unleveraged Leveraged Tax Rate Mkt Cap
KENT 1.09 1.94 40.7% 132.3%
Median Unleveraged Industry Beta 1.09 KENT Leveraged Beta (a) 1.94 10-year Treasury(b) 4.73 Cost of equity(c) 20.2% (a) Assumes tax rate of 40.7% based on Management’s 2006 Earnings Projections as of August 29, 2006 (b) As of September 1, 2006 (c) Asumes a risk premium of 8.0%
SANDLER O’NEILL + PARTNERS, L.P.

Preliminary Valuation Analysis Discounted Cash Flow Analysis – Key Assumptions Sandler O’Neill projected KENT’sfinancial results for the years 2006 through 2010 based on the following: Net income for 2006 is based on the 2006 Earnings Projections provided by management. Net income for 2007 is based on the mean of KENT’s FirstCall EPS estimates. Net income for 2008 through 2010 is grown at KENT’smean FirstCall long-term growth rate of 15% Effective tax rate of 40.7% is based on the tax rate for 2006 Earnings Projections as provided by management for GAAP purposes; assumed tax shield for all earnings during projection period Interest expense of $21.7 million for 2006E is based on the 2006Earnings Projections as provided by management and is assumed to be the same through 2010E Amortization expense of $15.0 million for 2006E is based on the 2006 Earnings Projections as provided by management and is assumed to be the same through 2010E EBITDA margin of 19.0% for 2006E is based on the 2006 Earnings Projections as provided by management and is assumed to be the same through 2010E Shares outstanding of 17.663 million Weighted average diluted shares outstanding of 17.877 million isbased on the 2006 Earnings Projections as provided by management Annual dividend to shareholders of $0.24 per share
SANDLER O’NEILL + PARTNERS, L.P.

Preliminary Valuation Analysis Discounted Cash Flow Analysis – Summary (Dollars in millions) 2006E 2007E 2008E 2009E 2010E Revenue $287 $314 $332 $353 $377 EBITDA $55 $60 $63 $67 $72 EBITDA margin 19.0% 19.0% 19.0% 19.0% 19.0% Amortization 15 15 15 15 15 Interest expense 22 22 22 22 22 Pre-tax income $18 $23 $27 $30 $35 GAAP tax expense 7 9 11 12 14 Net income $11 $14 $16 $18 $21 Pre-tax income $18 $23 $27 $30 $35 Amortization 15 15 15 15 15 Cash tax expense 0 0 0 0 0 Dividends 4 4 4 4 4 Free cash flow $29 $34 $37 $41 $46 1.9 Value of Interim Cash Flows @ 20.0% Discount Rate $107 Terminal Value — 1.9x 2010E Revenue 288 Total Enterprise Value 0.2 $395 Net Debt 114 Total Equity Value $281 Implied Multiple to 2006 Projected Revenue 1.4 x Equity Value per Share $15.92 $287 10 Value of Interim Cash Flows @ 20.0% Discount Rate $107 Terminal Value — 10.0x 2010E EBITDA 288 Total 0.2 $396 Net Debt 114 Total Equity Value $282 Implied Multiple to 2006 Projected EBITDA 7.2 x Equity Value per Share $15.96 $55 20 Note: Net income estimate in 2006 is based on Earnings Projections provided by Management. Net income for 2007 is based on the mean FirstCall estimates. Net income from 2008 through 2010 is grown at the mean FirstCall long term growth rate.
SANDLER O’NEILL + PARTNERS, L.P.

Preliminary Valuation Analysis Discounted Cash Flow Analysis – Sensitivity Analysis
Sensitivity Analysis –Equity Value per Share
Terminal Multiple for 2010E Revenue $16 1.7x 1.8x 1.9x 2.0x 2.1x Discount 19.0% $14.70 $15.60 $16.49 $17.39 $18.28 Rate 20.0% 14.21 15.07 15.92 16.78 17.64 21.0% 13.74 14.56 15.38 16.21 17.03 Terminal Multiple for 2010E EBITDA $16 8.0x 9.0x 10.0x 11.0x 12.0x Discount 19.0% $13.13 $14.83 $16.53 $18.24 $19.94 Rate 20.0% 12.70 14.33 15.96 17.60 19.23 21.0% 12.28 13.85 15.42 16.99 18.55
Terminal Multiple for 2010E Revenue $16 1.7x 1.8x 1.9x 2.0x 2.1x Decline in 0.0% $14.21 $15.07 $15.92 $16.78 $17.64 Projections -10.0% 12.29 13.07 13.85 14.62 15.40 -20.0% 10.56 11.27 11.98 12.68 13.39 Terminal Multiple for 2010E EBITDA $16 8.0x 9.0x 10.0x 11.0x 12.0x Decline in 0.0% $12.70 $14.33 $15.96 $17.60 $19.23 Projections -10.0% 10.92 12.40 13.88 15.36 16.84 -20.0% 9.32 10.66 12.01 13.35 14.70 Note: Assumes a discount rate of 20%
SANDLER O’NEILL + PARTNERS, L.P.

Preliminary Valuation Analysis Sum of the Parts Valuation (Dollars in millions) Selected Implied Value Multiples Enterprise Value CSG LTM Revenues $ 180.7 1.3 x — 2.3 x $ 235 — $ 415 LTM EBITDA 52.2 9.0 — 11.0 470 — 575 LTM Net Income(2)(3) 8.0 17.0 — 21.0 420 — 452
Range $ 400 — $ 500
OBS(4) LTM Revenues $ 84.8 1.0 x — 1.3 x $ 85 — $ 110 LTM EBITDA 13.7 8.0 — 10.0 110 — 137 LTM Net Income(2) 6.5 (5) 19.0 — 22.0 123 — 143
Range $ 100 — $ 125
Corporate/CSI/Other Income (Expense) $ (7.4) 8.0 x — 10.0 x $ (59) — $ (74)
Non-Recourse Debt $246 Enterprise Value Range $ 441 — $ 551 Recourse Debt 7 Trust Preferred 45 Less: Net Debt at 6/30/06 $ 284 — $ 284 Cash (14) Net Debt $284 Implied Equity Value $ 157 — $ 267
Per Share Value(1) $ 8.88 — $ 15.12
(1) Based on shares outstanding of 17.7 million shares (2) Net income for KENT’s business segments based on pre-tax income adjusted for taxes at a 40.7% effective rate (3) Enterprise value is equal to Net Income multiplied by Selected Multiple range, plus net debt of $284 million (4) Consists of Healthcare Group, Pearl Meyer & Partners, Federal Policy Group segments, and Clark Benson Segments (5) Includes $1.028 million loss on Clark Benson for six months ended June 30, 2006
SANDLER O’NEILL + PARTNERS, L.P.

IV.Process Considerations
SANDLER O’NEILL + PARTNERS, L.P.

Process Considerations Recommended Process We recommend that the Board establish a Special Committee of independent and disinterested directors to consider the following process: At this time: Respond to LANE proposal Resolve any open items to the Board’s satisfaction Authorize further discussions and due diligence Prior to Signing Definitive Agreements: Due diligence review by LANE •Limited in time •Limited access to facilities •Confirm key assumptions •Determine transition services The OBS Buyers prepare offer for OBS: •Financing plans •Determine buying group •Consideration of change-in-control payments Negotiate and finalize definitive agreements •Merger agreement for LANE to acquire KENT •Purchase agreement for the OBS Buyers to acquire OBS
SANDLER O’NEILL + PARTNERS, L.P.

Process Considerations Recommended Process (Continued) Prepare Fairness Opinion •Sale of KENT •Sale of OBS Present transaction to Board for review and approval Following Execution of Definitive Agreements: Announce transaction Shareholder approval Closing Market Check LANE has requested exclusivity KENT has undertaken a market check to determine interest in the company in the past •LANE was the only company with interest Determination to conduct market check •Prior to signing •Post signing
SANDLER O’NEILL + PARTNERS, L.P.